                                                                     EXHIBIT 4.6

                       ESCROW AND DISBURSEMENT AGREEMENT


          This ESCROW AND DISBURSEMENT AGREEMENT (this "Agreement"), dated as of
                                                        ---------
October 28, 1997, among Marine Midland Bank, as escrow agent (in such capacity, the "Escrow Agent"), Marine Midland Bank, as Indenture Trustee (in such
     ------------
capacity, the "Indenture Trustee") under the Indenture (as defined herein), and
               -----------------
Transtel S.A., a Colombian corporation (the "Company").
                                             -------


                                   RECITALS

          A. Pursuant to the Indenture, dated as of October 28, 1997 (the "Indenture"), between the Company and the Indenture Trustee, the Company is
 ---------
issuing $150,000,000 aggregate principal amount of its 12 1/2% Senior Secured Notes due 2007 (the "Notes").
                     -----

          B. As security for its obligations under the Notes and the Indenture, including, in the case of the Refinancing Account (as defined herein) its obligation to refinance the Other Existing Indebtedness, the Company hereby grants to the Indenture Trustee, for the exclusive benefit of the holders of the Notes, a valid and enforceable first priority lien and security interest, subject to and pending disbursement pursuant to this Agreement, in the Escrow Account (as defined herein) and the Refinancing Account (as defined herein).

          C. Whereas the Escrow Account and Refinancing Account each constitute a "securities account" as defined in Article 8 of the UCC (as defined herein) and the parties hereto intend that the Indenture Trustee obtain "control", as such term is defined in the UCC, over the Escrow Account and the Refinancing Account and all of the assets within such accounts.

          D. The parties have entered into this Agreement in order to set forth the conditions upon which, and the manner in which, funds will be disbursed from the Escrow Account and the Refinancing Account and released from the security interest and lien described above.

                                   AGREEMENT


          NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

          1.   Defined Terms.  In addition to any other defined terms used
               -------------
herein, the following terms shall constitute defined terms for purposes of this Agreement and shall have the meanings set forth below. Any term not defined herein shall have the meaning assigned to such term in the Indenture.

          "Account Statement" shall have the meaning given in Section 2(f)
           -----------------
hereof.

          "Accounts" means the Escrow Account and the Refinancing Account.
           --------

          "Affiliate" of any specified person means (i) any other person which,
           ---------
directly or indirectly, is in control of, is controlled by or is under common control with such specified person or (ii) any other person who is a director or officer (A) of such specified person, (B) of any subsidiary of such specified person or (C) of any person described in clause (i) above or (iii) any person in which such person has, directly or indirectly, a 5% or greater voting or economic interest or the power to control. For purposes of this definition, control of a person means the power, direct or indirect, to direct or cause the direction of the management or policies of such person whether through the ownership of voting securities or by contract or otherwise and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

          "Applied" means that disbursed funds have been applied (A) in the case
           -------
of the Escrow Account, (i) to the payment of interest on the Notes, (ii) to the payment of principal of and premium, if any, on the Notes, upon a repurchase or redemption thereof in accordance with Sections 3.07, 4.12 or 4.18 of the Indenture; or (iii) to any combination of the foregoing and (B) in the case of the Refinancing Account, to the payment of Other Existing Indebtedness.

          "Business Day" means any day excluding Saturday, Sunday and any day
           ------------
which shall be in the City of New York a legal holiday or a day on which banking institutions are authorized by law or other governmental actions to close.

          "Collateral" shall have the meaning given in Section 6(a) hereof.
           ----------

          "Eligible Institution" means a commercial banking institution that has
           --------------------
combined capital and surplus of not less than $500 million or its equivalent in foreign currency, whose debt is rated "A" (or higher) according to Standard & Poor's ("S&P") or Moody's Investors Service, Inc. ("Moody's") at the time as of which any investment or rollover therein is made.

          "Escrow Account" shall mean an escrow account established pursuant to
           --------------
Section 2 hereof.

          "Escrow Account Available Funds" means (A) the sum of (i) the Initial
           ------------------------------
Escrow Amount and (ii) interest earned or dividends paid on the funds in the Escrow Account (including holdings of Marketable Securities), less (B) the aggregate disbursements previously made pursuant to this Agreement.

          "Escrow Account Payment Notice and Disbursement Request" means a
           ------------------------------------------------------
notice sent or delivered by the Indenture Trustee to the Escrow Agent notifying the Escrow Agent of an upcoming Interest Payment Date or other payment date in respect of the Notes and requesting a disbursement, in substantially the form of Exhibit A hereto. Each Escrow Account Payment Notice and Disbursement Request shall be signed by an officer of the Indenture Trustee designated in a certificate of the Indenture Trustee setting forth specimen signatures of authorized officers delivered to the Escrow Agent.

          "Initial Escrow Amount" shall mean $35 million of the net proceeds
           ---------------------
from the offering of the Notes.

          "Initial Refinancing Account Escrow Amount" shall mean $32,767,036 of
           -----------------------------------------
the net proceeds from the offering of the Notes.

          "Interest Payment Date" means May 1 and November 1 of each year,
           ---------------------
commencing on May 1, 1998.

          "Issue Date" means October 28, 1997.
           ----------

          "Marketable Securities" means
           ---------------------

             (i) U.S. Government Securities maturing not more than two years after the date of acquisition;


            (ii) any certificate of deposit maturing not more than 270 days after the date of acquisition issued by, or time deposit of, an Eligible Institution;

           (iii) commercial paper maturing not more than 270 days after the date of acquisition issued by a corporation (other than an Affiliate of the Company) with a rating, at the time as of which any investment therein is made, of "A-1" (or higher) according to S&P or "P-1" (or higher) according to Moody's;

            (iv) any banker's acceptances or money market deposit accounts issued or offered by an Eligible Institution; and

             (v) any fund investing exclusively in investments of the types described in clauses (i) through (iv) above.

          "Other Existing Indebtedness" means indebtedness outstanding on the
           ---------------------------
Issue Date owed to various financial institutions by the Company, and listed in
Schedule 1 hereto.

          "Refinancing Account" shall mean an escrow account established
           -------------------
pursuant to Section 2 hereof.

          "Refinancing Account Available Funds" means (A) the sum of (i) the
           -----------------------------------
Initial Refinancing Account Escrow Amount and (ii) interest earned or dividends paid on the funds in the Refinancing Account (including holdings of Marketable Securities), less (B) the aggregate disbursements previously made pursuant to this Agreement.

          "Refinancing Account Payment Notice and Disbursement Request" means a
           -----------------------------------------------------------
notice sent by the Company to the Escrow Agent notifying the Escrow Agent of an upcoming refinancing of Other Existing Indebtedness and requesting a disbursement, in substantially the form of Exhibit B hereto. Each Refinancing Account Payment Notice and Disbursement Request shall be signed by an officer of the Company designated in a certificate of the Company setting forth specimen signatures of authorized officers delivered to the Escrow Agent.

          "UCC" means the Uniform Commercial Code as enacted in the State of New
           ---
York on the date hereof.

          2.   Accounts; Escrow Agent.
               ----------------------

          (a)  Appointment of Escrow Agent.  The Company and the Indenture
               ---------------------------
Trustee hereby appoint the Escrow Agent, and the Escrow Agent hereby accepts appointment, as escrow agent, under the terms and conditions of this Agreement.

          (b)  (A)  Establishment of Escrow Account.  Concurrently with the
                    -------------------------------
execution and delivery of this Agreement, the Escrow Agent shall establish the Escrow Account at its office located at 140 Broadway, New York, N.Y. 10005. Subject to the terms and conditions of this Agreement, all funds accepted by the Escrow Agent for deposit in the Escrow Account pursuant to this Agreement shall be held for the exclusive benefit of the Indenture Trustee. All such funds shall be held in the Escrow Account until disbursed in accordance with the terms hereof. The Escrow Account shall be held by the Escrow Agent and all amounts held in the Escrow Account shall be held for the exclusive benefit of the Indenture Trustee. Concurrently with the execution and delivery of this Agreement, the Company shall deliver the Initial Escrow Amount to the Escrow Agent for deposit into the Escrow Account against the Escrow Agent's written acknowledgment and receipt of the Initial Escrow Amount. The Company and the Escrow Agent hereby agree that all cash held in the Escrow Account shall be deemed a "financial asset" as defined in Article 8-102 of the UCC.

          (B)  Establishment of Refinancing Account.  Concurrently with the
               ------------------------------------
execution and delivery of this Agreement, the Escrow Agent shall establish the Refinancing Account at its office located at 140 Broadway, New York, N.Y. 10005. Subject to the terms and conditions of this Agreement, all funds accepted by the Escrow Agent for deposit in the Refinancing Account pursuant to this Agreement shall be held for the exclusive benefit of the Indenture Trustee. All such funds shall be held in the Refinancing Account until disbursed in accordance with the terms hereof. The Refinancing Account shall be held by the Escrow Agent. All the amounts held in the Refinancing Account shall be held for the exclusive benefit of the Indenture Trustee. Concurrently with the execution and delivery of this Agreement, the Company shall deliver the Initial Refinancing Amount to the Escrow Agent for deposit into the Refinancing Account against the Escrow Agent's written acknowledgment and receipt of the Initial Refinancing Account Escrow Amount. The Company and the Escrow Agent hereby agree that all cash held in the Refinancing Account shall be deemed a "financial asset" as defined in Article 8-102 of the UCC.

          (c)  Escrow Agent Compensation.  The Company shall pay to the Escrow
               -------------------------
Agent such compensation for services to be performed by it under this Agreement as the Company and the Escrow Agent may agree in writing from time to time. The Escrow Agent shall be entitled to disburse from the Accounts all such amounts due to the Escrow Agent as agreed upon by the Company and the Escrow Agent (including the reasonable expenses described in the next succeeding paragraph). The Escrow Agent shall disburse such amounts due to the Escrow Agent, if any, from the Escrow Account and the Refinancing Account on a pro rata basis.
                                                         --- ----

          The Company shall reimburse the Escrow Agent upon request for all reasonable expenses, disbursements, and advances incurred or made by the Escrow Agent in implementing any of the provisions of this Agreement, including compensation and the reasonable expenses and disbursements of its counsel, except any such expense, disbursement, or advance as may arise from the Company's gross negligence or willful misconduct.

          (d)  Investment of Funds in Accounts.  Funds deposited in the Accounts
               -------------------------------
shall be invested and reinvested upon the following terms and conditions:

             (i) Acceptable Investments.  All funds deposited in the Accounts
                 ----------------------
     shall be initially invested by the Escrow Agent in cash items (including, without limitation, interest bearing deposit accounts) and Marketable Securities in accordance with the Company's written instructions to the Escrow Agent. Upon the deposit of funds in the Escrow Account or the Refinancing Account, as the case may be, a book entry shall indicate that a "financial asset" as defined in Article 8-102 of the UCC has been credited to the Escrow Account or the Refinancing Account, as the case may be, or the Escrow Agent shall accept such financial asset for credit to the Escrow Account or the Refinancing Account, as the case may be. Thereafter, the Escrow Agent shall invest all funds (including proceeds of any such investments at maturity and interest earned and dividends paid on any such investments) in the Accounts in cash items or Marketable Securities designated by the Company in writing from time to time and shall credit such financial assets in accordance with the immediately preceding sentence. All Marketable Securities shall be assigned to and held in the possession of the Escrow Agent for the exclusive benefit of the Indenture Trustee, or, in the case of Marketable Securities maintained in book entry form with the Federal Reserve Bank, transferred to a book entry account in the name of The Bank of New York for the benefit of the Escrow Agent, to be held by the Escrow Agent for the exclusive benefit of the Indenture Trustee (subject to Section 3 and Section 5), with such guarantees as are customary, except that Marketable Securities maintained in book entry form with the Federal Reserve Bank shall be transferred to a book entry account in the name of The Bank of New York for the benefit of the Escrow Agent, to be held by the Escrow Agent for the exclusive benefit of the Indenture Trustee, at the Federal Reserve Bank that includes only Marketable Securities held by the Escrow Agent for its customers and segregated by separate recordation in the books and records of the Escrow Agent, subject to the provisions of Section 5 hereof.

            (ii) Upon (x) the deposit of the Initial Refinancing Account Escrow Amount and the Initial Escrow Amount, (y) the purchase of any Marketable Securities using amounts on deposit in the Accounts (including proceeds of Marketable Securities), or (z) the disposition of any Marketable Securities, the Escrow Agent shall be deemed to have made the following representations and agreements:

             (a) the Escrow Agent is a "securities intermediary" as defined in
             Article 8 of the UCC and is acting in that capacity, (b) the Escrow Agent has maintained and will continue to maintain the accounts in accordance with Section 2 hereof, (c) each of the Accounts is a "securities account" as defined in Article 8 of the UCC and the Escrow Agent will treat the other parties hereto as entitled to exercise the rights that comprise the "financial assets" (as defined in Article 8 of the UCC) credited to either of the Accounts from time to time in accordance with this Agreement, (d) the Escrow Agent will treat any and all cash, securities and other property held in or credited to either of the Accounts from time to time as "financial assets" under Article 8 of the UCC, (e) until the Escrow Agent has received notice from the Indenture Trustee that the security interest granted pursuant to Section 6 hereof has been released, the Escrow Agent will maintain each of the Accounts in the name of the Indenture Trustee so that the Indenture Trustee will become an "entitlement holder" as defined in Article 8 of the UCC, and (f) until the Escrow Agent has received notice from the Indenture Trustee that the security interest granted pursuant to
             Section 6 hereof has been released, the Escrow Agent will comply with any and all "entitlement orders" (as defined in Article 8 of the UCC) originated by the Indenture Trustee with respect to any and all of the Collateral without the future consent by the Company or any other person.


           (iii) Interest and Dividends.  All interest earned and dividends
                 ----------------------
     paid on funds invested in Marketable Securities shall be deposited in the respective Accounts as additional Collateral for the exclusive benefit of the Indenture Trustee (subject to Section 3 and Section 5) and shall be reinvested in accordance with the terms hereof at the Company's written instruction.

            (iv) Limitation on Escrow Agent's Responsibilities.  The Escrow
                 ---------------------------------------------
     Agent's sole responsibilities under this Section 2 shall be (A) to retain possession of certificated Marketable Securities (except, however, that the Escrow Agent may surrender possession to the issuer of any such Marketable Security for the purposes of affecting assignment, crediting interest, or reinvesting such security or reducing such security to cash) and to be the registered or designated owner of Marketable Securities which are not cer tificated, (B) to follow the Company's written instructions given in accordance with Section 2(d)(i) hereof, (C) to invest and reinvest funds pursuant to and in accordance with this Section 2(d) and (D) to use reasonable efforts to reduce to cash such Marketable Securities as may be required to fund any disbursement in accordance with Section 3 hereof. In connection with clause (A) above, the Escrow Agent will maintain continuous possession in the State of New York of certificated Marketable Securities and cash included in the Collateral and will cause uncertificated Marketable Securities to be registered in the book-entry system of, and transferred to an account in the name of The Bank of New York for the benefit of the Escrow Agent, to be held by the Escrow Agent for the exclusive benefit of the Indenture Trustee, at the Federal Reserve Bank.

          (e)  Substitution of Escrow Agent.  The Escrow Agent may resign by
               ----------------------------
giving not less than 30 days prior written notice to the Company and the Indenture Trustee. Such resignation shall take effect upon the later to occur of
(i) delivery of all funds and Marketable Securities maintained by the Escrow Agent hereunder and copies of all books, records, plans and other documents in the Escrow Agent's possession relating to such funds or Marketable Securities or this Agreement to a successor escrow agent mutually approved by the Company and the Indenture Trustee (which approvals shall not be unreasonably withheld) and
(ii) the Company, the Indenture Trustee and such successor escrow agent entering into this Agreement or any written successor agreement no less favorable to the interests of the holders of the Notes and the Indenture Trustee than this Agreement; and the Escrow Agent shall thereupon be discharged of all obligations under this Agreement and shall have no further duties, obligations or responsibilities in connection herewith. If a successor escrow agent has not been appointed or has not accepted such appointment within 30 days after notice of resignation is given to the Company, the Escrow Agent may apply to a court of competent jurisdiction for the appointment of a successor escrow agent.

          (f)  Account Statement.  Each month, the Escrow Agent shall deliver to
               -----------------
the Company and the Indenture Trustee a statement signed by the Escrow Agent in a form satisfactory to the Company and the Indenture Trustee setting forth with reasonable particularity the balance of funds then in each Account and the manner in which such funds are invested (each an "Account Statement"). The
                                                  -----------------
parties hereto irrevocably instruct the Escrow Agent that on the first date upon which the balance in any Account (including the holdings of all Marketable Securities) is reduced to zero, the Escrow Agent shall deliver to the Company and to the Indenture Trustee a notice that the balance in such Account has been reduced to zero.

          (g)  Covenants of the Escrow Agent.  The Escrow Agent hereby covenants
               -----------------------------
and agrees that the Escrow Agent shall (i) treat the Accounts as "securities accounts" within the meaning of Article 8 of the UCC, and (ii) treat the other parties hereto as entitled to exercise the rights that comprise the "financial assets" within the meaning of Article 8 of the UCC) credited to either of the Accounts from time to time.

     3.  Disbursements.
         -------------

     (A)  Escrow Account.
          --------------

          (a)  Escrow Account Payment Notice and Disbursement Request;
               -------------------------------------------------------
Disbursements.  The Indenture Trustee shall, five (5) Business Days prior to an
-------------
Interest Payment Date or to a date of redemption or repurchase pursuant to Sections 3.07, 4.12 or 4.18 of the Indenture in respect of the Notes, submit to the Escrow Agent a completed Escrow Account Payment Notice and Disbursement Request substantially in the form of Exhibit A hereto. The Indenture Trustee hereby agrees with the Company that prior to the Maturity Date (as defined in the Indenture) it will deliver such Notice and that such subsequent release of funds shall be credited as partial satisfaction of its payment obligations under the Indenture.

     The Escrow Agent's disbursement pursuant to any Escrow Account Payment Notice and Disbursement Request shall be subject to the satisfaction of the applicable conditions set forth in Section 3(A)(b) hereof. Provided such Escrow Account Payment Notice and Disbursement Request is not rejected by it, the Escrow Agent, within two (2) Business Days following receipt of such Escrow Account Payment Notice and Disbursement Request, shall disburse the funds requested in such Escrow Account Payment Notice and Disbursement Request by wire or book-entry transfer of immediately available funds to the account of the Indenture Trustee for the exclusive benefit of the holders of the Notes. The Escrow Agent shall notify the Indenture Trustee as soon as reasonably possible (but not later than two (2) Business Days from the date of receipt of the Escrow Account Payment Notice and Disbursement Request) if any Escrow Account Payment Notice and Disbursement Request is rejected and the reasons therefor. In the event such rejection is based upon nonsatisfaction of the condition in Section 3(A)(b)(A) below, the Indenture Trustee shall thereupon resubmit the Escrow Account Payment Notice and Disbursement Request with appropriate changes.

          (b)  Conditions Precedent to Disbursement.  The Escrow Agent's payment
               ------------------------------------
of any disbursement shall be made only if: (A) the Indenture Trustee shall have submitted, in accordance with the provisions of Section 3(A)(a) herein, a completed Escrow Account Payment Notice and Disbursement Request to the Escrow Agent substantially in the form of Exhibit A with blanks appropriately filled in and (B) the Escrow Agent shall not have received any notice from the Indenture Trustee that as a result of an Event of Default (as defined in the Indenture) the indebtedness represented by the Notes has been accelerated and has become due and payable (in which event the Escrow Agent shall apply all Escrow Account Available Funds as required by Section 6(b)(vi) hereof).

          (c)  Retired Notes.  In the event a portion of the Notes has been
               -------------
retired by the Company, funds representing four interest payments on the retired Notes shall, upon the written request of the Company to the Escrow Agent and the Indenture Trustee, be paid to the Company upon compliance with the release of collateral provisions contained in Section 314(d) of the TIA and upon receipt of a notice relating thereto from the Indenture Trustee.


     (B)       Refinancing Account.
               -------------------



          (a)  Refinancing Account Payment Notice and Disbursement Request;
               ------------------------------------------------------------
Disbursements.  The Company shall, five (5) Business Days prior to the payment
-------------
of any portion of Other Existing Indebtedness, submit to the Escrow Agent a completed Refinancing Account Payment Notice and Disbursement Request substantially in the form of Exhibit B hereto.


     The Escrow Agent's disbursement pursuant to any Refinancing Account Payment Notice and Disbursement Request shall be subject to the satisfaction of the applicable conditions set forth in Section 3(B)(b) hereof. Provided such Refinancing Account Payment Notice and Disbursement Request is not rejected by it, the Escrow Agent, within two (2) Business Days following receipt of such Refinancing Account Payment Notice and Disbursement Request, shall disburse the funds requested in such Refinancing Account Payment Notice and Disbursement Request by wire or book-entry transfer of immediately available funds to the account of the lender of the Other Existing Indebtedness as designated by the Company. The Escrow Agent shall notify the Company as soon as reasonably possible (but not later than two (2) Business Days from the date of receipt of the Refinancing Account Payment Notice and Disbursement Request) if any Refinancing Account Payment Notice and Disbursement Request is rejected and the reasons therefor. In the event such rejection is based upon nonsatisfaction of the condition in Section 3(B)(b)(A) below, the Company shall thereupon resubmit the Refinancing Account Payment Notice and Disbursement Request with appropriate changes.


          (b)  Conditions Precedent to Disbursement.  The Escrow Agent's payment
               ------------------------------------
of any disbursement shall be made only if: (A) the Company shall have submitted, in accordance with the provisions of Section 3(B)(a) herein, a completed Refinancing Account Payment Notice and Disbursement Request to the Escrow Agent substantially in the form of Exhibit B with blanks appropriately filled in and (B) the Escrow Agent shall not have received any notice from the Indenture Trustee that as a result of an Event of Default (as defined in the Indenture) the indebtedness represented by the Notes has been accelerated and has become due and payable (in which event the

Escrow Agent shall apply all Refinancing Account Available Funds as required by
Section 6(b)(vi) hereof).


     4.   Escrow Agent.  Limitation of the Escrow Agent's Liability;
          ------------   -------------------------------------------
Responsibilities of the Escrow Agent.  The Escrow Agent's responsibility and
------------------------------------
liability under this Agreement shall be limited as follows: (i) the Escrow Agent does not represent, warrant or guaranty to the holders of the Notes from time to time the performance of the Company; (ii) the Escrow Agent shall have no responsibility to the Company or the holders of the Notes or the Indenture Trustee from time to time as a consequence of performance by the Escrow Agent hereunder, except for any gross negligence or willful misconduct of the Escrow Agent; (iii) the Company shall remain solely responsible for all aspects of the Company's business and conduct; and (iv) the Escrow Agent is not obligated to supervise, inspect, or inform the Company or any third party of any matter referred to above.


     No implied covenants or obligations shall be inferred from this Agreement against the Escrow Agent, nor shall the Escrow Agent be bound by provisions of any agreement beyond the specific term hereof. Specifically and without limiting the foregoing, the Escrow Agent shall in no event have any liability in connection with its investment, reinvestment or liquidation, in good faith and in accordance with the terms hereof, of any funds or Marketable Securities held by it hereunder, including without limitation, any liability for any delay not resulting from gross negligence or willful misconduct in such investment, reinvestment or liquidation, or for any loss of principal or income incident to any such delay.


     The Escrow Agent shall be entitled to rely upon any judicial order or judgment, upon any written opinion of counsel or upon any certification, instruction, notice, or other writing delivered to it by the Company or the Indenture Trustee in compliance with the provisions of this Agreement without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of service thereof. The Escrow Agent may act in reliance upon any instrument comporting with the provisions of this Agreement or signature believed by it to be genuine and may assume that any person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof has been duly authorized to do so.


     At any time the Escrow Agent may request in writing an instruction in writing from the Company, and may at its own option include in such request the course of action it proposes to take and the date on which it proposes to act, regarding any matter arising in connection with its duties and obligations hereunder; provided, however, that the Escrow Agent shall state in such request
           --------  -------
that it believes in good faith that such proposed course of action is consistent with another identified provision of this Agreement. The Escrow Agent shall not be liable to the Company for acting without the Company's consent in accordance with such a proposal on or after the date specified therein if (i) the specified date is at least two (2) Business Days after the Company receives the Escrow Agent's request for instructions and its proposed course of action, and (ii) prior to so acting, the Escrow Agent has not received the written instructions requested from the Company.


     The Escrow Agent may act pursuant to the written advice of counsel chosen by it with respect to any matter relating to this Agreement and (subject to Section 4(ii)) shall not be liable for any action taken or omitted in accordance with such advice.


     The Escrow Agent shall not be called upon to advise any party as to selling or retaining, or taking or refraining from taking any action with respect to, any securities or other property deposited hereunder.


     In the event of any ambiguity in the provisions of this Agreement with respect to any funds or property deposited hereunder, the Escrow Agent shall be entitled to refuse to comply with any and all claims, demands or instructions with respect to such property or funds, and the Escrow Agent shall not be or become liable for its failure or refusal to comply with conflicting claims, demands or instructions. The Escrow Agent shall be entitled to refuse to act until either any conflicting or adverse claims or demands shall have been finally determined by a court of competent jurisdiction or settled by agreement between the conflicting claimants as evidenced in a writing, satisfactory to the Escrow Agent, or the Escrow Agent shall have received security or an indemnity satisfactory to the Escrow Agent sufficient to save the Escrow Agent harmless from and against any and all loss, liability or expense which the Escrow Agent may incur by reason of its acting. The Escrow Agent may in addition elect in its sole option to commence an interpleader action or seek other judicial relief or orders as the Escrow Agent may deem necessary.


     No provision of this Agreement shall require the Escrow Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder.


     5.   Indemnity.  The Company shall indemnify, hold harmless and defend the
          ---------
Escrow Agent and its directors, officers, agents, employees and controlling persons, from and against any and all claims, actions, obligations, liabilities and expenses, including defense costs, investigative fees and costs, legal fees, and claims for damages, arising from the Escrow Agent's performance under this Agreement, except to the extent that such liability, expense or claim is attributable to the gross negligence or willful misconduct of any of the foregoing persons. In connection with any claim, action, obligation, liability or expense for which indemnification is sought by the Escrow Agent hereunder, the Escrow Agent shall be entitled to recover its costs from funds available in the each Account as provided in
Section 2(c), provided, however, that the Company agrees to pay such costs if
              --------  -------
funds in any Account are insufficient. The provisions of this Section shall survive any termination, satisfaction or discharge of this Agreement as well as the resignation or removal of the Escrow Agent.



     6.   Grant of Security Interest; Instructions to Escrow Agent.
          --------------------------------------------------------


               (a) The Company hereby irrevocably grants a valid and enforceable first priority security interest in, pledges, assigns and sets over to the Indenture Trustee all of the Company's right, title and interest in and to each Account, all funds held therein and all Marketable Securities held by (or otherwise maintained in the name of) the Escrow Agent pursuant to Section 2 hereof, any and all financial assets and security entitlements of the Company in any and all of the foregoing, any and all rights of the Company under this Agreement and any and all proceeds of any and all of the foregoing (collectively, the "Collateral"), in order to secure all obligations and
                    ----------
indebtedness of the Company under the Notes and any other obligation, now or hereafter arising, of every kind and nature, owed by the Company under the Indenture to the holders of the Notes or to the Indenture Trustee. The Company shall take all reasonable actions necessary on its part to insure the continuance of a valid and enforceable first priority perfected security interest in the Collateral in favor of the Indenture Trustee in order to secure all such obligations and indebtedness.


               (b) The Company and the Indenture Trustee hereby irrevocably instruct the Escrow Agent to, and the Escrow Agent will (i) hold all funds in each Account for the exclusive benefit of the Indenture Trustee to the extent specifically required herein, (ii) maintain, or cause its agent within the State of New York to maintain, possession of all certificated Marketable Securities purchased hereunder that are physically possessed by the Escrow Agent in order for the Indenture Trustee to enjoy a continuous valid and enforceable first priority perfected security interest therein under the law of the State of New York (the Company hereby agreeing that in the event any certificated Marketable Securities are in the possession of the Company or a third party, the Company shall use its best efforts to deliver all such certificates to the Escrow Agent), (iii) take all steps set forth in the opinion of counsel described in paragraph (a) above to cause the Indenture Trustee to enjoy a continuous valid and enforceable first priority perfected security interest under the New York Uniform Commercial Code and any applicable law of the State of New York in all Marketable Securities purchased hereunder that are not certificated and (iv) maintain the Collateral free and clear of all liens, security interests, safekeeping or other charges, demands and claims against the Escrow Agent of any nature now or hereafter existing in favor of anyone other than the Indenture Trustee; (v) promptly notify the Indenture Trustee if the Escrow Agent receives written notice that any person other than the Indenture Trustee has a lien or security interest upon any portion of the Collateral (other than any claim which Escrow Agent may have against any Account for unpaid fees and expenses) and (vi) in addition to disbursing amounts held in escrow pursuant to any Escrow Account Payment Notice and Disbursement Request given to it by the Indenture Trustee or any Refinancing Account Payment Notice and Disbursement Request given to it by the Company, in each case pursuant to Section 3, upon receipt of written notice from the Indenture Trustee of the acceleration of the maturity of the Notes or the failure by the Company to pay principal on the Notes, and direction from the Indenture Trustee to disburse all Available Funds to the Indenture Trustee, as promptly as practicable, after following the procedures set forth in the fourth paragraph of Section 4(a), disburse all funds held in each Account to the Indenture Trustee and transfer title to all Marketable Securities held by the Escrow Agent hereunder to the Indenture Trustee. The lien and security interest provided for by this Section 6 shall automatically terminate and cease as to, and shall not extend or apply to, and the Indenture Trustee shall have no security interest in, any funds disbursed by the Escrow Agent to the Company pursuant to this Agreement. The Escrow Agent shall act solely as the Indenture Trustee's agent in connection with the duties under this Section 6, notwithstanding any other provision contained in this Agreement, without any right to receive compensation from the Indenture Trustee and without any authority to obligate the Indenture Trustee or to compromise or pledge its security interest hereunder.


               (c) Any money and Marketable Securities collected by the Indenture Trustee pursuant to Section 6(b) shall be applied as provided in the Indenture.


               (d) Upon demand, the Company will execute and deliver to the Indenture Trustee such instruments and documents as the Indenture Trustee may reasonably deem necessary or advisable to maintain or perfect the rights of the Indenture Trustee under this Agreement and the Indenture Trustee's interest in the Collateral. The Indenture Trustee will take all necessary action to preserve and protect the security interest created hereby as a valid and enforceable first priority perfected lien and encumbrance upon the Collateral.


               (e) The Company hereby appoints the Indenture Trustee as its attorney-in-fact effective upon and during the continuance of an Event of Default under the Indenture with full power of substitution to do any act which the Company is obligated hereto to do, and the Indenture Trustee may exercise such rights as the

Company might exercise with respect to the Collateral and to take any action in the Company's name to protect the Indenture Trustee's security interest hereunder.


          (f) (i) Notwithstanding the provisions of Section 2(d), (x) until the Escrow Agent has received notice from the Indenture Trustee that its security interest in the rights and assets in the Escrow Account or the Refinancing Account has been released, an authorized officer of Indenture Trustee may give any written instructions of any kind or character in regard to the Escrow Account or the Refinancing Account or any securities or other assets in the Escrow Account or the Refinancing Account (including, without limitation, instructions and orders with respect to the sale, or other disposition, transfer or redemption of any securities or other assets in the Escrow Account or the Refinancing Account), and the Escrow Agent agrees to comply with such instructions without further action or consent by the Company or Indenture Trustee; (y) with respect to any instructions given in accordance with this
Section 2(f) it is hereby understood and agreed that the Escrow Agent shall have no duty nor authority whatsoever of any kind of character to determine whether or not such instructions, or any certification or other statement contained therein, are correct or given in conformity with the Indenture Trustee's rights pursuant to any other agreement, nor to seek conformity with the Indenture Trustee's rights pursuant to any other agreement, nor to seek confirmation thereof from the Company or the Indenture Trustee; and (z) pursuant to this
Section 2(f), the Indenture Trustee hereby instructs the Escrow Agent to credit any proceeds, income, distributions (in cash or in kind) and any other amounts or property deriving from any securities or other property in the Escrow Account or the Refinancing Account, as the case may be, to the Escrow Account or the Refinancing Account, as the case may be, and to hold all money or cash credited (or required to be credited) to the Escrow Account or the Refinancing Account, as the case may be, as Collateral hereunder, and the Escrow Agent hereby agrees that it will comply with such instruction absent any instructions from the Indenture Trustee to the contrary.


          (g) By this Agreement the Company and Indenture Trustee intend and agree that the Indenture Trustee has obtained "control" (within the meaning of Section 8-106(d) of the UCC of the Escrow Account and the Refinancing Account and the respective assets in the Escrow Account and the Refinancing Account.


          (h) Until the Escrow Agent has received notice from the Indenture Trustee that its security interest in the Collateral has been released, the Escrow Agent shall not exercise any right of combination, consolidation, merger or set-off which the Escrow Agent may have in respect of any Collateral.

     7.   Termination.  This Agreement shall terminate automatically ten (10)
          -----------
days following disbursement of all funds remaining in each Account (including Marketable Securities), unless sooner terminated by agreement of the parties hereto (in accordance with the terms hereof and not in violation of the Indenture); provided, however, that the obligations of the Company under Section
            --------  -------
5 (and any existing claims thereunder) shall survive termination of this Agreement or the resignation of the Escrow Agent; and provided further, that
                                                      -------- -------
until such tenth day, the Company will cause this Agreement (or any permitted successor agreement) to remain in effect and will cause there to be an escrow agent (including any permitted successor thereto) acting hereunder (or under any such permitted successor agreement).


     8.   Miscellaneous.
          -------------


               (a)  Waiver. Any party hereto may specifically waive any breach
                    ------
of this Agreement by any other party, but no such waiver shall be deemed to have been given unless such waiver is in writing, signed by the waiving party and specifically designating the breach waived, nor shall any such waiver constitute a continuing waiver of similar or other breaches.


               (b)  Invalidity. If for any reason whatsoever any one or more of
                    ----------
the provisions of this Agreement shall be held or deemed to be inoperative, unenforceable or invalid in a particular case or in all cases, such circumstances shall not have the effect of rendering any of the other provisions of this Agreement inoperative, unenforceable or invalid, and the inoperative, unenforceable or invalid provision shall be construed as if it were written so as to effectuate, to the maximum extent possible, the parties' intent.


               (c)  Assignment. This Agreement is personal to the parties
                    ----------
hereto, and the rights and duties of any party hereunder shall not be assignable except with the prior written consent of the other parties. Notwithstanding the foregoing, this Agreement shall inure to and be binding upon the parties and their successors and permitted assigns.


               (d)  Benefit. The parties hereto and their successors and
                    -------
permitted assigns, but no others, shall be bound hereby and entitled to the benefits hereof; provided, however, that the holders of the Notes and their
                 --------  -------
permitted assigns shall be entitled to the benefits hereof and to enforce this Agreement.


               (e)  Time.  Time is of the essence of each provision of this
                    ----
Agreement.

               (f)  Entire Agreement; Amendments. This Agreement and the
                    ----------------------------
Indenture contain the entire agreement among the parties with respect to the subject matter hereof and supersede any and all prior agreements, understandings and commitments, whether oral or written. This Agreement may be amended only by a writing signed by a duly authorized representative of each party.


               (g)  Notices.  All notices and other communications required or
                    -------
permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given and received, regardless of when and whether received, either: (a) on the day of hand delivery; (b) three (3) Business Days following the day sent, when sent by United States certified mail, postage and certification fee prepaid, return receipt requested, addressed as follows; (c) when transmitted by telecopy with verbal confirmation of receipt by the telecopy operator; or (d) one Business Day following the day timely delivered to a next-day air courier; provided, however, that (i) no notice or other communication
                 --------  -------
given to or by the Company may be sent by mail and (ii) notices and other communications given to or by the Company for delivery by air courier shall be deemed to have been duly given and received upon acknowledgment of receipt by the recipient thereof.


     To Escrow Agent:


     Marine Midland Bank
     140 Broadway
     12th Floor
     New York, New York  10005


     Attention:  Corporate Trust Department - Transtel
     Telecopy:  212-658-6425
     Telephone:  212-658-6029

     To Indenture Trustee:

     Marine Midland Bank
     140 Broadway
     12th Floor
     New York, New York  10005


     Attention:  Corporate Trust Department - Transtel
     Telecopy:  212-658-6425
     Telephone:  212-658-6029

     To the Company:

     Transtel S.A.
     Calle 19N, No. 2-29
     Oficina 501A
     P.O. Box 3360
     Cali, Colombia


     Attention:  Guillermo Lopez
     Telecopy:   (572) 667-5423
     Telephone:  (572) 660-4860


or at such other address as the specified entity most recently may have designated in writing in accordance with this Section.


     All notices and communications given hereunder shall be in English or accompanied by an English translation.


               (h)  Counterparts. This Agreement may be executed in one or more
                    ------------
counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.


               (i)  Captions. Captions in this Agreement are for convenience
                    --------
only and shall not be considered or referred to in resolving questions of interpretation of this Agreement.


               (j)  Applicable Law; Consent to Jurisdiction; Waiver of Immunity.
                    -----------------------------------------------------------
THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED WHOLLY THEREIN, WITHOUT GIVING EFFECT TO ANY PROVISIONS THEREOF RELATING TO CONFLICTS OF LAW. THE PARTIES HERETO INTENDED AND, TO THE EXTENT PERMITTED BY APPLICABLE LAW, AGREE THAT THIS IS AN AGREEMENT BETWEEN A SECURITIES INTERMEDIARY AND ITS ENTITLEMENT HOLDER FOR PURPOSES OF 31 C.F.R. 357.11(b)(1) AND (S)8-110(e)(1) OF THE UCC.


     Each of the parties hereto irrevocably agrees that any legal dispute, action or proceeding arising out of or based upon this Agreement may be instituted in any New York State or U.S. Federal court sitting in the Borough of Manhattan, New York City,

New York, U.S.A. (each a "New York Court" and collectively, the "New York Courts"), irrevocably waives, to the extent permitted by applicable law, any objection which it may now or hereafter have to the laying of venue to any such proceeding and irrevocably submits to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Company has appointed CT Corporation Systems, Inc., 1633 Broadway, New York, New York 10019, as its authorized agent ("Authorized Agent") to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any legal suit, action or proceeding arising out of or relating to this Agreement which may be instituted in any federal or state court sitting in The City of New York, expressly consents to the jurisdiction of any such court in respect of any such action, and waives any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable for a period of three years from the date of this Agreement. Such service may be made by delivering a copy of such process to the Company in care of the Authorized Agent at the address specified above for the Authorized Agent and obtaining a receipt therefor, and the Company hereby irrevocably authorizes and directs such Authorized Agent to accept such service on its behalf. The Company represents and warrants that the Authorized Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Authorized Agent shall be deemed in every respect effective service of process upon the Company in any such suit, action or proceeding. The Company further agrees to take any and all actions as may be necessary to maintain such designation and appointment of such Authorized Agent in full force and effect. If the Authorized Agent shall cease to act as the Company's agent in The City of New York for service of process, the Company shall appoint without delay another such agent and notify the Escrow Agent of such appointment.


               (k) To the extent that the Company or any of its revenues, assets or properties shall be entitled, with respect to any proceeding at any time brought against the Company or any of its revenues, assets or properties or with respect to any suit, action or proceeding at any time brought for the purpose of enforcing or executing any judgment in any jurisdiction in which any specified court or other court is located, to any immunity from suit, from the jurisdiction of any such court, from attachment prior to judgment, from attachment in aid of execution of judgment, from execution of a judgment or from any other legal or judicial process or remedy, to the extent of such immunity, the Company irrevocably agrees not to claim and irrevocably waives such immunity to the fullest extent permitted by the laws of such jurisdiction (including without limitation, the Foreign Sovereign Immunities Act of 1976 of the United States).

               (l) The Company hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes the legal, valid and binding obligation of the Company enforceable in accordance with its terms. The execution, delivery and performance of this Agreement by the Company does not violate any applicable law or regulation to which the Company is subject or any organizational document of the Company and does not require the consent of any governmental or other regulatory body to which the Company is subject, except for such consents and approvals as have been obtained and are in full force and effect.


               (m) Each of the Escrow Agent and the Indenture Trustee hereby represents and warrants that this Agreement has been duly authorized, executed and delivered on its behalf and constitutes its legal, valid and binding obligation.

          IN WITNESS WHEREOF, the parties have executed and delivered this Escrow and Disbursement Agreement as of the day first above written.



                                             MARINE MIDLAND BANK, in its
                                             capacity as Escrow Agent



                                             By /s/ ROBERT A CONRAD
                                                --------------------------------
                                                Name: ROBERT A CONRAD
                                                Title: VICE PRESIDENT



                                             MARINE MIDLAND BANK, in its
                                             capacity as Indenture Trustee



                                             By /s/ ROBERT A CONRAD
                                                --------------------------------
                                                Name: ROBERT A CONRAD
                                                Title: VICE PRESIDENT


                                             TRANSTEL S.A., in its capacity as
                                             the Company



                                             By /s/ Guillermo O. Lopez
                                                --------------------------------
                                                Name: Guillermo O. Lopez
                                                Title: President

                                                                      SCHEDULE 1
                                                                      ----------



                      List of Other Existing Indebtedness
                      -----------------------------------

                                                                        SCHEDULE
                                                                        --------


                           Indebtedness to be Repaid
                           -------------------------

                                                  Principal Amount Outstanding as of
Name of Lender                                    October 21, 1997, in U.S. Dollars*
--------------                                    ----------------------------------
Banco Popular                                               3,484,746
Banco Cafetero                                                788,426
Banco Santander                                               689,941
Banco Ganadero                                                847,557
BIC                                                         1,004,270
Banco de Credito                                              375,613
Banco Colpatria                                             1,818,757
Banco del Estado                                            2,791,476
Banco de Occidente                                          1,316,659
Banco del Pacifico                                          2,194,446
Overdrafts                                                  2,107,793
Standard C. Bank                                            4,000,000
Pacific National Bank                                       1,840,000
Corfes                                                      2,599,999
Morgan                                                      6,000,000
IFI                                                           907,445
                                                            ---------

Total                                                    32,767,036**

______________
* Loans denominated in Colombian pesos have been converted to U.S. dollars using the exchange rate as of October 21, 1997, which was equivalent to 1,264.6 Colombian pesos per U.S. dollars.

** An additional Ps.480 million ($379,627) of indebtedness is expected to be incurred prior to the Closing Date.

                                                                       EXHIBIT A


        Form of Escrow Account Payment, Notice and Disbursement Request
        ---------------------------------------------------------------


                     (Letterhead of the Indenture Trustee)


                                                                          [Date]



Marine Midland Bank
140 Broadway, 12th Floor
New York, New York  10005

Attn:  Corporate Trust Department - Transtel


Re:  Disbursement Request No. ___________


Ladies and Gentlemen:

          We refer to the Escrow and Disbursement Agreement, dated as of October 28, 1997 (the "Escrow Agreement") among you (the "Escrow Agent"), the
               ----------------                   ------------
undersigned as Indenture Trustee, and TRANSTEL S.A., a sociedad anonima organized under the laws of the Republic of Colombia (the "Company").
                                                           -------
Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

          This letter constitutes an Escrow Account Payment Notice and Disburse ment Request under the Escrow Agreement.

          [Choose one of the following, as applicable]

          [The undersigned hereby notifies you that a scheduled interest payment in the amount of $___________ is due and payable on _________ ___, 199_, and requests a disbursement of funds contained in the Escrow Account in such amount.]

          [The undersigned hereby notifies you that a scheduled interest payment in the amount of $____________ is due and payable on _____________ ___, 199_, which amount exceeds the amount of remaining Escrow Account Available Funds.

                                                                       EXHIBIT A
                                                                          Page 2

Accordingly, you are hereby requested to disburse all remaining funds contained in the Escrow Account such that the balance in the Escrow Account is reduced to zero.]

          [The undersigned hereby notifies you that a payment of $_______ is due and payable on ______________, 199_ in connection with a repurchase or redemption of Notes, plus accrued interest, if any, pursuant to the provisions of [Section 3.07][Section 4.12][Section 4.18] of the Indenture and requests a disbursement of funds contained in the Escrow Account in such amount. [The undersigned hereby notifies you that a payment of $________ is due and payable on ___________, 199_ in connection with a repurchase or redemption of Notes, plus accrued interest, if any, pursuant to the provisions of [Section 3.07][Section 4.12][Section 4.18] of the Indenture, which amount exceeds the amount of remaining Escrow Account Available Funds. Accordingly, you are hereby requested to disburse all remaining funds contained in the Escrow Account such that the balance in the Escrow Account is reduced to zero.]

          [The undersigned hereby notifies you that Notes equaling $____________ in aggregate principal amount have been retired and authorizes you to release $_____________ of funds in the Escrow Account to the Company (to an account designated by the Company in writing), which amount represents the interest payments on such retired Notes.]

          In connection with the requested disbursement, the undersigned hereby notifies you that:

          1. The Notes have not, as a result of an Event of Default (as defined in the Indenture), been accelerated and become due and payable.

          2. All prior disbursements from the Escrow Account have been Applied.

          3.   [add wire instructions]

                                                                       EXHIBIT A
                                                                          Page 3

          The Escrow Agent is entitled to rely on the foregoing in disbursing funds relating to this Escrow Account Payment Notice and Disbursement Request.

                                        MARINE MIDLAND BANK, in its capacity
                                         as Indenture Trustee


                                        By__________________________________
                                          Name:
                                          Title:

                                                                       EXHIBIT B


     Form of Refinancing Account Payment, Notice and Disbursement Request
     --------------------------------------------------------------------


                          (Letterhead of the Company)


                                                                          [Date]


Marine Midland Bank
140 Broadway
12th Floor
New York, New York  10005
Attn:  Corporate Trust Department - Transtel


Re:  Disbursement Request No. ___________


Ladies and Gentlemen:

          We refer to the Escrow and Disbursement Agreement, dated as of October 28, 1997 (the "Escrow Agreement") among you (the "Escrow Agent"), Marine Midland
               ----------------                   ------------
Bank, in its capacity as Indenture Trustee, and the undersigned, a sociedad anonima organized under the laws of the Republic of Colombia (the "Company").
                                                                   -------
Capitalized terms used herein shall have the meaning given in the Escrow Agreement.

          This letter constitutes a Refinancing Account Payment Notice and Disbursement Request under the Escrow Agreement.

          The undersigned hereby notifies you that on _________ __, 1997, it expects to repay $__________ to [Name of Lender of Other Existing Indebtedness] under the [Describe credit/loan document.]

          Please wire $_________ on __________ __, 1997 to the account of [Name of Lender of Other Existing Indebtedness at [Wire Instructions.]

                                                                       EXHIBIT B
                                                                          Page 2

          In connection with the requested disbursement, the undersigned hereby confirms to you that the Notes have not, as a result of an Event of Default (as defined in the Indenture), been accelerated and become due and payable.

          The Escrow Agent is entitled to rely on the foregoing in disbursing funds relating to this Refinancing Account Payment Notice and Disbursement Request.


                                             TRANSTEL S.A.


                                             By_______________________________
                                               Name:
                                               Title:

                                   EXHIBIT C

                  [DESCRIPTION OF US GOVERNMENT INVESTMENTS]

FUND FLOWS FOR TRANSTEL

Strip Maturity Date            CUSIP              Face Value         USD Purchase Cost of Strips
    23-Apr-98                  9127946M1           9,375,000            9,147,757.81
    15-Oct-98                  9127945A8           9,375,000            8,921,250.00
    15-Feb-99                  912833BZ2           9,375,000            8,738,693.04
    15-Aug-99                  912833CA6           9,375,000            8,496,502.31

TOTAL COST                                        37,500,000           35,304,203.16

                                   EXHIBIT D

Transtel, S.A.
Calle 19N, No: 2-29
Officina 501A
Post Office Box 3360
Cali, Colombia
Attention: Guillermo Lopez


Marine Midland Bank,
as Indenture Trustee
140 Broadway, 12th Floor
New York, Ny 10005

                                                          ________________, 199_


     Re:.      Account No._______ (the "Account"),___


Ladies and Gentlemen:

     We hereby acknowledge and confirm the following:

     1. We have been informed that the Collateral (as defined in the Escrow and Disbursement Agreement dated as of October 28, 1997, among the Company (as defined below), the Indenture Trustee (as defined below) and us (the "Escrow and
                                                                      ----------
Disbursement Agreement")) including, without limitation, security entitlements
----------------------
in the securities set forth on Schedule A annexed hereto (the "Securities"),
                                                               ----------
which are held and maintained in or credited to the [Escrow Account][Refinancing Account], the proceeds thereof, the [Escrow Account][Refinancing Account] and any other property held and maintained in or credited to the [Escrow Account][Refinancing Account] have been pledged by Transtel S.A., a sociedad anonima incorporated under the laws of the Republic of Colombia (the "Company")
                                                                      -------
and are subject to a security interest to and in favor of Marine Midland Bank, as indenture trustee (the "Indenture Trustee") under the Escrow and Disbursement
                           -----------------
Agreement. The security interest of the Indenture Trustee is reflected on our books and records and will remain so reflected unless a change thereto is consented to by the Indenture Trustee.

     2. We have not received actual notice of any adverse claim (as defined in Section 8-102(a)(1) of the Uniform Commercial Code, Revised Article 8, Investment Securities (with Conforming and Miscellaneous Amendments to Articles 1, 4, 5, 9, and 10) 1994 Official Text, and incorporated by reference in 31 C.F.R. Part 357 and/or as enacted in the State of New York and in effect from time to time (the "Revised Article 8") to, or any default, dishonour or defense with respect to, the Securities. We have not created or received notice of any liens, claims (including, but not limited to, claims of ownership) or encumbrances with respect to the Securities other than as described in paragraph 1 above.

     3. We are a "securities intermediary," as defined in Section 8-102(a)(14) of the Revised Article 8.

     4. We are not a "clearing corporation," as defined in Section 8-102(a)(5) of the Revised Article 8.

     5. We have credited Securities in our records by "book entry" to the [Escrow Account][Refinancing Account] and have identified the securities as subject to a first priority security interest in favor of the Indenture Trustee. In the case of Securities issued by the U.S. government the Securities are "Book-Entry Securities" as defined in 31 C.F.R. 357.2, such Securities have been acquired for our account by a securities intermediary which is a "Participant" as defined in 31 C.F.R. 357.2, and we further confirm that, with respect to such Securities, (i) each of such Securities shall be carried in the Participant's securities account with the Federal Reserve Bank of New York and (ii) we are reflected in such Participant's records as the transferee and holder of such Securities, and we agree that we will not instruct the Participant to change any such records except in accordance with the Escrow and Disbursement Agreement.

     6. We hereby confirm the purchase (as defined in Section 1-201(32) of the New York Uniform Commercial Code) of the Securities by the Company.

     7. We have not confirmed any interest in the Securities to any person other than the Company and the Indenture Trustee and our books and records do not indicate any person other than the Company and the Indenture Trustee as having any interest in the Securities.

     THIS ACKNOWLEDGMENT IS BEING DELIVERED IN NEW YORK, AND SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                             Very truly yours,

                                             MARINE MIDLAND BANK,
                                             As Escrow Agent



                                             By:______________________________
                                                Name:
                                                Title: